AMENDMENT TO
PARTICIPATION AGREEMENT
     The Participation Agreement (the “Agreement”), dated as of May 1, 2002, by and among AIM Variable Insurance Funds, a Delaware trust (“AVIF”), Transamerica Financial Life Insurance Company (formerly, AUSA Life Insurance Company, Inc.) (“LIFE COMPANY”) and Transamerica Capital, Inc. (replacing AFSG Securities Corporation by Amendment and Novation), is hereby amended as follows.
Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following
SCHEDULE A
     FUNDS AVAILABLE UNDER THE CONTRACTS
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Core Equity Fund
AIM V.I. High Yield Fund
AIM V.I. Mid Cap Core Equity Fund
     SEPARATE ACCOUNTS UTILIZING THE FUNDS
•	Separate Account VA BNY — September 27, 1994

•	Separate Account VA GNY — April 3, 2007

•	Separate Account VA-5NLNY — November 10, 1993

•	Separate Account VA WNY — August 31, 2004

•	Separate Account VA YNY — September 13, 2007
     CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
•	Transamerica Landmark NY Variable Annuity under the marketing name “Transamerica Landmark Select NY”

•	Flexible Premium Variable Annuity — L under the marketing name “Transamerica Investor Choice Annuity”

•	Distinct AssetSM Variable Annuity

•	Flexible Premium Variable Annuity — H under the marketing name “Transamerica Liberty NY”

•	Flexible Premium Variable Annuity — N under the marketing name “Transamerica Axiom NY”

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.
Effective Date: June 1, 2009
AIM VARIABLE INSURANCE FUNDS
By:     /s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President
TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY (FORMERLY, AUSA LIFE INSURANCE COMPANY, INC.)
By its authorized officer,
By:    /s/ Arthur D. Woods
Name: Arthur D. Woods
Title: Vice President
TRANSAMERICA CAPITAL, INC.
By:    /s/ Brenda L. Smith
Name: Brenda L. Smith
Title: Assistant Vice President

2